SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K

                            C U R R E N T   R E P O R T

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                             June 6, 1997 (May 27, 1997)
                  Date of Report (Date Of Earliest Event Reported)


                                  PHH CORPORATION
          (Exact Name Of Registrant As Specified In Its Charter)


                                      Maryland
                   (State Or Other Jurisdiction Of Incorporation)


                  1-7797                           52-0551284
          (Commission File Number)      (IRS Employer Identification No.)


                                11333 McCormick Road
                            Hunt Valley, Maryland  21031
          (Address Of Principal Executive Offices)       (Zip Code)


                                 (410) 771-3600
                (Registrant's Telephone Number, including Area Code)


                                 NOT APPLICABLE
           (Former Name Or Former Address, If Changed Since Last Report)



          ITEM 5.  OTHER EVENTS.

                    On May 27, 1997, HFS Incorporated, a Delaware corporation ("HFS") and the sole stockholder of PHH Corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CUC International Inc., a Delaware corporation ("CUC").

                    Pursuant to the Merger Agreement, HFS will be merged with and into CUC (the "Merger"), with CUC continuing as the surviving corporation and the sole stockholder of the Registrant. The Merger Agreement contains certain covenants by HFS that generally require the Registrant to conduct its operations during the period prior to the Merger in the ordinary course of business consistent with past practice.

                    Consummation of the Merger is subject to customary regulatory approvals and the respective approval of the stockholders of HFS and CUC. The Merger is expected to be consummated in the Fall of 1997.

                    The information set forth above is qualified in its entirety by reference to the Merger Agreement and the press release announcing the Merger, copies of which are attached as Exhibits 2.1 and 99.4, respectively, to the Current Report on Form 8-K for HFS, dated as of May 28, 1997, and which documents are incorporated herein by reference.



                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  June 6, 1997

                                   PHH CORPORATION

                                   By:    /s/ James E. Buckman
                                   Name:  James E. Buckman
                                   Title: Executive Vice President